UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 26, 2004

Reebok International Ltd.

(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Attached and incorporated herein by reference as Exhibit 99.01 is a copy of a press release dated October 26, 2004 announcing that Reebok International Ltd. had commenced an exchange offer under which it was offering to exchange new 2% convertible debentures due 2024 for up to $350 million of its currently outstanding 2% convertible debentures due 2024.  The information contained in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of Reebok International Ltd. with the SEC, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.01   Press release dated October 26, 2004 announcing that Reebok International Ltd. had commenced an exchange offer under which it was offering to exchange new 2% convertible debentures due 2024 for up to $350 million of its currently outstanding 2% convertible debentures due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 28, 2004

REEBOK INTERNATIONAL LTD.

By:	/s/ Kenneth I. Watchmaker

Kenneth I. Watchmaker

Executive Vice President and Chief Financial Officer

EXHIBIT LIST

99.01

Press release dated October 26, 2004 announcing that Reebok International Ltd. had commenced an exchange offer under which it was offering to exchange new 2% convertible debentures due 2024 for up to $350 million of its currently outstanding 2% convertible debentures due 2024.